Exhibit 10.56

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and is the type that the Company treats as private or confidential.

THIRD AMENDMENT TO THE FIRST AMENDED AND RESTATED PROGRAM AGREEMENT

    THIS THIRD AMENDMENT TO THE FIRST AMENDED AND RESTATED PROGRAM AGREEMENT (the “Third Amendment”) is made to be effective as of December 23, 2025 (the “Effective Date”), by and among Coastal Community Bank, a Washington chartered bank (“Coastal”), and Prosper Marketplace, Inc., a Delaware corporation (“Prosper”). Each of Coastal and Prosper shall also be referenced as a “Party” and collectively as the “Parties.”

RECITALS

    A.     WHEREAS, Coastal and Prosper entered into that First Amended and Restated Program Agreement, dated August 16, 2023, as may be amended or restated from time to time, (the “Program Agreement”), pursuant to which Prosper offers certain branded services to Customers on behalf of Coastal in connection with the marketing and servicing of certain credit card accounts; and

B.    WHEREAS, the Parties now desire to update and amend certain terms of the Program Agreement, pursuant to the terms and conditions herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.All Capitalized terms in this Third Amendment, which are not otherwise defined herein, shall have the meaning given in the Program Agreement.

2.Amendment to Section 4.2(c). Section 4.2(c) of the Program Agreement is hereby deleted and replaced with the following:

“(c)    Coastal and Prosper shall enter into an agreement with a mutually agreed upon backup servicer who shall be required to assume the role of successor servicer of the Cards and/or Customer Accounts in the event that Coastal elects to terminate Prosper as Servicer due to the occurrence of a Servicing Trigger Event. Prosper shall reasonably cooperate with Coastal’s engagement of such backup servicer, and Prosper shall provide the backup servicer with information reasonably sufficient to allow the backup servicer to perform its obligations as a backup servicer of the Receivables in accordance with the terms of the applicable backup servicing agreement. The Parties agree that any backup servicer shall be a service provider of Coastal upon the occurrence of a Servicing Trigger
Event and that it shall require that the backup servicer at all times comply with applicable data security and privacy laws. In addition, Prosper shall be responsible for all fees payable to such backup servicer.”

3.Amendment to Section 4.19. The following subsection (j) is hereby added to Section 4.19 in appropriate alphabetical order:

“(j)    Exclusivity on Program. From the Effective Date of this Third Amendment to December 31, 2027 (the “Exclusivity Term”), Prosper agrees that Coastal shall be Prosper’s sole and exclusive provider of the Program, including all Program Features set forth in Exhibit A; provided, this exclusivity shall not apply (A) in the event there is a Prosper Change in Control, (B) during the occurrence and continuation of an Event of Default by Coastal, or (C) in the event the Program Agreement is terminated.

4.Amendment to Section 7.3(a). Section 7.3(a) of the Program Agreement is hereby deleted and replaced with the following:

“(a)    Coastal Balance Sheet. Coastal shall maintain at least $200,000,000 and up to $375,000,000 (the “Maximum Balance Amount”) of outstanding Retained Principal Receivables on Coastal’s balance sheet. In the event the outstanding balance of such Receivables meets a threshold amount to be mutually agreed upon by the Parties, but no less than $[***], the Parties shall meet and cooperate in good faith to ensure that (i) Coastal will not hold more than the Maximum Balance Amount of outstanding Retained Principal Receivables on its balance sheet and (ii) the Program will not be adversely impacted or restricted. Notwithstanding, in the event the total outstanding balances of Retained Principal Receivables exceeds the Maximum Balance Amount, [***]; provided that such purchase shall be governed by Schedule 7.3 and the Receivables Sale Agreement.”

5.Amendment to Section 7.1(a). Section 7.1(a) of the Program Agreement is hereby deleted and replaced with the following:

“(a)    Account Creation; Coastal Retention. Coastal and Prosper shall cooperate in the creation of the below accounts and any additional accounts needed to support the operation of the Program. Subject to an Allocation Adjustment Election set forth in Section 7.1(b) herein, Coastal shall retain the right to receive principal and interest earned on a minimum of five percent (5%) of Customer Accounts designated pursuant to this Agreement, with the intention that Coastal will retain a minimum of five percent (5%) of all credit card principal balances under the Program. The Parties acknowledge and agree that the designation of five percent (5%) of Customer Accounts (or such lesser amount as permitted by Section 7.1(b) herein) as Coastal Allocations in accordance with Section 7.1(b) may not, in practice, result in Coastal’s retention of a minimum of five percent

(5%) (or such lesser amount as permitted by Section 7.1(b) herein) of all credit card principal balances as intended by the Parties. As such, the Parties may come together from time to time (annually, at a minimum), in good faith and make such adjustments as the Parties deem fair and equitable in light of the Parties’ aforementioned intent.

6.Amendment to Section 7.1(b). Section 7.1(b) of the Program Agreement is hereby deleted and replaced with the following:

“(b)    Allocation of Coastal Allocations and Prosper Allocations. The Parties agree that Prosper will allocate and designate ninety-five percent (95%) of Customer Accounts as Prosper Allocations and five percent (5%) of Customer Accounts as Coastal Allocations by the foregoing methodology. The Parties acknowledge that (i) it may not be reasonably practicable to achieve an exact allocation of 90% or 95% as Prosper Allocations, as applicable, and 10% or 5% as Coastal Allocations, as applicable, given the volume of Customer Accounts opened on any given date and the random allocation method, and (ii) any immaterial natural deviation from such percentage allocations shall not constitute a breach of this Agreement; provided, that Prosper shall use commercially reasonable efforts to allocate according to such percentage targets. With respect to new Accounts, Prosper shall use commercially reasonable efforts to perform such allocation on the same date on which each Customer Account is opened and, in any event, shall make such allocation by the end of the immediately following Business Day. In the event the allocation methodology set forth in this Section 7.1 with respect to allocation of Customer Accounts (or any portion thereof) is not commercially feasible for Prosper, the Parties will mutually agree upon an alternative allocation methodology for the relevant Credit Card balances or portions thereof in accordance with the intent set forth in this Section 7.1. Subject to Section 11.4, the Parties acknowledge and agree that Coastal continues to own all Customer Accounts and Receivables (until any such Receivable becomes a Prosper Purchased Receivable) corresponding to Prosper Allocations, subject to Prosper’s rights to receive certain funds as set forth in this Agreement. Notwithstanding anything to the contrary in this Agreement, Coastal shall have the right, in its sole discretion, upon not less than ninety (90) days’ prior written notice to Prosper, to adjust the allocation of Customer Accounts between Coastal and Prosper (each, an “Allocation Adjustment Election”) such that the Coastal Allocations shall be no less than zero percent (0%) and no greater than five percent (5%), with the remainder retained by Prosper. Each Allocation Adjustment Election shall be effective as of the date specified in Coastal’s notice and shall apply prospectively to Customer Accounts originated on or after the effective date of such Allocation Adjustment Election. Coastal may exercise its rights under this Section multiple times during the Term.”

7.Amendment to Section 7.4(a). Section 7.4(a) of the Program Agreement is hereby deleted and replaced with the following:

“(a)    General. Prosper shall establish and maintain a reserve account at Coastal, in the name of Coastal (the “Reserve Account”), in an amount equal to [***] (the “Reserve Balance”). The funds shall [***] for only the following purpose: (i) to apply to any principal balance losses on the drawn amounts held on Coastal’s balance sheet for Retained Principal Receivables that have not otherwise been reimbursed or paid by Prosper and only after (y) the Retained Principal Receivables associated with such principal balance losses have been charged off in accordance with the Charge-Off Policy; and (z) Coastal has provided [***] prior notice to Prosper (the “Debit Notice”); and (ii) for [***], subject to the terms in this subsection (a). In the event Prosper disputes any debit, the Parties agree to work in good faith to resolve the contested issues, and if the Parties are unable to do so within fifteen (15) days of the date of Prosper’s delivery of notice of the dispute, then the Parties shall resolve the dispute in accordance with Section 4.17 and the terms of this Agreement. Prosper shall replenish or reduce the amount held in the Reserve Account [***] to maintain the balance in the Reserve Account as a level equal to the Reserve Balance, such amount to be calculated as of the end of [***]. Past due balances shall be placed on non-accrual and charged off in accordance with the Charge Off Policy listed in Schedule 6.2. [***] shall not be reimbursed from the Reserve Account, unless demand is made by Coastal on Prosper for payment due hereunder and Prosper fails to pay such amount within [***]. In the event Prosper disputes any payments due, the Parties agree to work in good faith to resolve the disputed payment, and if the Parties are unable to do so within fifteen (15) days of the date of Prosper’s delivery of notice of the dispute, then the Parties shall resolve the dispute in accordance with Section 4.17 and the terms of this Agreement. Coastal shall pay to Prosper interest on the balance maintained in the Reserve Account in an amount equal to [***]; such interest will be calculated daily based on the actual balance in the Reserve Account and payment of such interest by Coastal to Prosper shall occur on a bi-weekly basis each month. Notwithstanding anything to the contrary herein, the calculation of the amount to be maintained in the Reserve Account shall not include [***], and funds from the Reserve Account shall not be applied to [***]. All interest due hereunder shall be paid to an account designated by Prosper, and Coastal acknowledges it has no interest or security grant in such account or funds thereunder. Coastal agrees it shall not (i) transfer or otherwise transfer funds from or under the Reserve Account, except as explicitly permitted by this subsection (a), subject to Prosper’s dispute rights hereunder; (ii) rehypothecate or repledge the Reserve Account or funds thereunder or Collateral; or (iii) grant any Person a security interest in the Reserve Account or funds thereunder or Collateral.”

8.Amendment to Section 11.1. Section 11.1 of the Program Agreement is hereby deleted and replaced with the following:

“Term. The initial term of this Agreement shall be a period that commences on the Launch Date and ends on December 31, 2027, and thereafter this Agreement shall renew automatically for additional twelve (12) month terms (collectively, the “Term”) unless terminated as provided herein.”

9.Amendment to Schedule 6.2(5). Section 5 of Schedule 6.2 is hereby deleted and replaced with the following:

“[***].”

10.Amendment to Schedule 7.3(3). Section 3 of Schedule 7.3 is hereby deleted and replaced with the following:

“[***].”

11.[***].

12.[***].

13.Modifications. Any alteration, change, or modification of or to the Program Agreement, as amended by this Third Amendment, in order to become effective, shall be made by written instrument or endorsement thereon and in each such instance executed on behalf of each party hereto.

14.Counterparts. This Third Amendment and any documents required to be executed by the parties hereunder may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument as though all signatures appeared on one document.

15.Remaining Provisions. To the extent that this Third Amendment modifies or is inconsistent or conflicts with the Program Agreement, the terms of this Third Amendment shall control. All other provisions of the Program Agreement, as amended, shall remain in full force and effect.

16.No Release of Covenants. Nothing in this Third Amendment shall be interpreted to release either Party of its rights or obligations under the Program Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Amended and Restated Program Agreement to be effective on the Effective Date written above.

COASTAL COMMUNITY BANK

/s/ Michael Costigan
By: Michael Costigan
Its: EVP, Chief Commercial Officer

PROSPER MARKETPLACE, INC.

/s/ David Kimball
By: David Kimball
Its: Chief Executive Officer